UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE
                                  ACT OF 1934.


                                  June 22, 2006
                Date of Report (Date of Earliest Event Reported)



                             DNAPrint genomics, Inc.
               (Exact name of Registrant as specified in charter)



                         Commission File Number: 0-31905



         Utah                                                   59-2780520
(State  of Incorporation)                              (I.R.S. Employer I.D. No)



                     900 Cocoanut Avenue, Sarasota, FL 34236
                    (Address of Principal Executive Offices)


                                 (941) 366-3400
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item  3.02     UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

From June 1 to June 26, 2006, we issued a total of 11,218,900 shares of our common stock in conjunction with the Investment Agreement with Dutchess, who is a sophisticated investor, and received $193,590 of cash proceeds. We believe the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The offering was not underwritten.


Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

          (b) On June 22, 2006, Monica Tamborini, the Registrant's principal financial officer, principal accounting officer and principal operating officer retired from her positions with the Registrant.

          (c) On June 22, 2006, the Registrant appointed Karen Surplus to the positions of principal financial officer and principal accounting officer. From 2003 until that time, Ms. Surplus had served as a consultant to the Registrant. From 1999 to 2003, she was chief financial officer of Digital Fusion, Inc., a public information technology company. Prior to that, she served as chief accounting officer from 1995 to 1999 for PowerCerv, Inc., a public company, and controller for a subsidiary of Progress Energy, Inc. for eight years. Ms. Surplus is a certified public accountant, obtained a Bachelor of Science degree with an emphasis in accounting from Kansas State University, and earned a Masters degree from the University of Tampa.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     DNAPrint  genomics,  Inc.


     By:   /s/  Richard  Gabriel
           --------------------------
           Richard  Gabriel,  President

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